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Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Criticare Systems, Inc. at
$5.50 Per Share
by
Packer Acquisition Corporation
a wholly-owned subsidiary
of
Opto Circuits (India) Limited

DO NOT USE FOR SIGNATURE GUARANTEES

This form of notice of guaranteed delivery, or a form substantially equivalent to this form, must be used to accept the offer of Packer Acquisition Corporation, a Delaware corporation ("Purchaser") and a direct wholly-owned subsidiary of Opto Circuits (India) Limited, a public company organized under the laws of India ("Opto Circuits"), to purchase all outstanding shares of common stock, par value $0.04 per share ("Shares"), of Criticare Systems, Inc., a Delaware corporation ("Criticare"), at a price of $5.50 per Share, net to the seller in cash, without interest thereon and less any required withholding taxes, as described in the Offer to Purchase dated March 7, 2008 and the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), if certificates for Shares and all other required documents cannot be delivered to Mellon Investor Services LLC ("Mellon Investor Services"), which is acting as both the paying agent and information agent, on or prior to the Expiration Date (as defined below), if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or if time will not permit all required documents to reach Mellon Investor Services prior to the Expiration Date.

The term "Expiration Date" has the meaning set forth in Section 1 of the Offer to Purchase. Such form may be delivered by hand or transmitted via facsimile or mailed to Mellon Investor Services and must include a guarantee by an Eligible Institution (as defined below). See Section 3 of the Offer to Purchase.

The Paying Agent and Information Agent for the Offer Is:

By Telephone: 9 a.m. to 6 p.m. New York time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:
 1-877-277-2059 (Toll Free)
1-201-680-6654 (Collect)

For the hearing impaired:
TDD from within the U.S., Canada or Puerto Rico: 1-800-231-5469 (Toll Free)
TDD from outside the U.S.: 1-201-680-6610 (Collect)

By Mail Mellon Investor Services LLC Attn: Corporate Actions Depart., 27th Floor P.O. Box 3301 South Hackensack, New Jersey 07606-3301	By Overnight Courier, Hand or Registered Mail Mellon Investor Services LLC Attn: Corporate Actions 480 Washington Blvd., 27th Floor Jersey City, NJ 07310

By Facsimile Transmission (for Eligible Institutions only): (412) 209-6443

Confirm by Telephone: (201) 680-4860

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via facsimile to a number other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The guarantee on the back cover page must be completed.

Ladies and Gentlemen:

The undersigned hereby tenders to Packer Acquisition Corporation, a Delaware corporation ("Purchaser") and a direct wholly-owned subsidiary of Opto Circuits (India) Limited, a public company organized under the laws of India ("Opto Circuits"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 7, 2008 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:	Name(s) of Record Owner(s):

Share Certificate Numbers (if available):

(Please Type or Print)
If Shares will be delivered by book-entry transfer:	Address(es):

Name of Tendering Institution:
(Including Zip Code)

LaSalle Bank Participant Number:	Area Code and Telephone Number:

Transaction Code Number:

Date: , 2008	Signature(s):

Guarantee

(Not to be used for Signature Guarantee)

The undersigned, a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association Incorporated, including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an "Eligible Institution"), hereby guarantees that either the certificates representing the Shares tendered hereby, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into Mellon Investor Services' account at LaSalle Bank (pursuant to the procedures set forth in Section 3 of the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and any other documents required by the Letter of Transmittal, will be received by Mellon Investor Services at one of its addresses set forth above within 3 trading days after the date of execution hereof.

The Eligible Institution that completes this form must communicate the guarantee to Mellon Investor Services and must deliver the Letter of Transmittal, Share Certificates and/or any other required documents to Mellon Investor Services within the time period shown above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Including Zip Code)
Area Code and Telephone Number:

Authorized Signature:

Name:
(Please Type or Print)
Title:

Dated: , 2008

Note: Do not send Share Certificates with this Notice of Guaranteed Delivery. Share Certificates are to be delivered with the Letter of Transmittal.

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  Exhibit (a)(1)(C)